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                                                                  EXHIBIT (a)(4)

                              OAK TECHNOLOGY, INC.


                              NOTICE OF WITHDRAWAL

                   OF PREVIOUSLY TENDERED OPTIONS PURSUANT TO
                   THE OFFER TO EXCHANGE DATED AUGUST 15, 2001

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                   THE WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M.,
              PACIFIC DAYLIGHT SAVINGS TIME, ON SEPTEMBER 13, 2001,
                          UNLESS THE OFFER IS EXTENDED
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To:  Oak Technology, Inc.
     139 Kifer Court
     Sunnyvale, California 94086
     Attn:  Karen Pereira, Stock Administrator
     Telephone: (408) 328-6881
     Facsimile: (408) 523-6623


     I previously received a copy of the Offer to Exchange dated August 15, 2001, the Acceptance Letter and other related documents. I signed and returned the Acceptance Letter, in which I accepted Oak Technology's offer to exchange all of my options granted under the Oak Technology, Inc. 1994 Stock Option Plan, as amended (the " Plan"), with an exercise price of at least $15.00 per share, for new options to be granted under the Plan (the "Offer"). I now wish to change that acceptance and instead reject the Offer. I understand that by signing this Notice of Withdrawal and delivering it to Karen Pereira by 11:59 p.m., Pacific daylight savings time on September 13, 2001, I will be able to withdraw my acceptance of the Offer and reject the Offer to exchange options instead. I have read and understand all the terms and conditions of the Offer to Exchange. I have read and understand the instructions attached to this Notice of Withdrawal.

     I understand that in order to reject the Offer, I must sign, date, and deliver this Notice of Withdrawal via facsimile (fax number (408) 523-6623), or by mail or delivery, for receipt by Karen Pereira, by 11:59 p.m., Pacific daylight savings time on September 13, 2001.

     I understand that by rejecting the Offer, I will not receive any new options pursuant to the Offer and I will keep the old options that I have. These options will continue to be governed by the Plan, under which they were granted, and by the existing option agreement or agreements between Oak Technology and me.

     I understand that I must withdraw all of the options that I previously tendered; I may not withdraw only a portion of my options previously tendered. Upon withdrawal of the previously tendered options, I understand that all such options will remain outstanding pursuant to their original terms and conditions, including their exercise prices and vesting schedule.


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     I understand that I may not rescind this Notice of Withdrawal, and to once again accept the Offer to exchange options as to the withdrawn options, I must submit a new Acceptance Letter to Karen Pereira via facsimile (fax number (408) 523-6623), or by mail or hand delivery, for receipt prior to 11:59 p.m., Pacific daylight savings time, on September 13, 2001.

     I am the person who signed the Acceptance Letter. I have signed this Notice of Withdrawal and printed my name exactly as it appears on the Acceptance Letter.

     I agree to all of the terms and conditions of the Offer and this Notice of Withdrawal.




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SIGNATURE:                                   DATE AND TIME

NAME AND TITLE:                              TAX ID/SSN:
               ------------------------                  ------------------

ADDRESS:
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HOME TELEPHONE NUMBER:
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SIGNATURE OF SPOUSE (IF APPLICABLE):         DATE


NAME:                                        TAX ID/SSN:
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          THIS NOTICE OF WITHDRAWAL MUST BE COMPLETED AND SIGNED IN THE
   SAME NAME THAT APPEARS ON THE ACCEPTANCE LETTER PREVIOUSLY SUBMITTED BY THE
             ELIGIBLE EMPLOYEE WHO TENDERED THE PREVIOUSLY TENDERED
       OPTIONS. IF THE SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OR ANOTHER PERSON ACTING IN A FIDUCIARY
 OR REPRESENTATIVE CAPACITY, THE SIGNER'S FULL TITLE MUST BE SPECIFIED AND
         PROPER EVIDENCE OF THE AUTHORITY OF SUCH PERSON TO ACT IN SUCH
                  CAPACITY MUST BE SUBMITTED WITH THIS NOTICE.



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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


1.   DELIVERY OF NOTICE OF WITHDRAWAL.

     A properly completed and executed original of this Notice of Withdrawal (or a facsimile of it) and any other documents required by this Notice of Withdrawal must be received by Karen Pereira either by mail, hand delivery or by facsimile at the number listed on the front cover of this Notice of Withdrawal (fax number
(408) 523-6623) on or before 11:59 p.m., Pacific daylight savings time, on September 13, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Oak Technology. You may mail or deliver your Notice of Withdrawal to Karen Pereira at Oak Technology, 139 Kifer Court, Sunnyvale, California, 94086, or you may fax it to her at (408) 523-6623. In all cases, you should allow sufficient time to ensure timely delivery.

     Although by submitting a Notice of Withdrawal you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by Oak Technology beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer as to the withdrawn options, you must deliver a new signed and dated Acceptance Letter, or a facsimile of the Acceptance Letter, with the required information, to Oak Technology, while you still have the right to participate in the Offer. The withdrawn options will not be properly tendered for purposes of the Offer unless you properly re-tender those options before the Expiration Date by delivery of the new Acceptance Letter following the procedures described in the Instructions to the Acceptance Letter.

     If you wish to withdraw any of your tendered options from the Offer, you are required to withdraw all of the options you previously tendered.

     By signing this Notice of Withdrawal (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

2.   SIGNATURES ON THIS NOTICE OF WITHDRAWAL.

     The name and signature on this Notice of Withdrawal must correspond with the name and signature that appears on the Acceptance Letter pursuant to which the withdrawn options were previously tendered. If this Notice of Withdrawal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Oak Technology of the authority of that person so to act must be submitted with this Notice of Withdrawal.


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3.   OTHER INFORMATION ON THIS NOTICE OF WITHDRAWAL.

     In addition to signing this Notice of Withdrawal, you must print your name and indicate the date and time at which you signed. You must also include a current telephone number.

4.   REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice of Withdrawal, may be directed to Karen Pereira, Stock Administrator, at Oak Technology, 139 Kifer Court, Sunnyvale, California 94086. Ms. Pereira's telephone number is (408) 328-6881 and her fax number is (408) 523-6623. Copies will be furnished promptly at Oak Technology's expense.

5.   IRREGULARITIES.

     All questions as to the validity, form, eligibility (including time of receipt), and acceptance of this Notice of Withdrawal will be determined by Oak Technology in its sold discretion. Oak Technology's determinations shall be final and binding on all parties. Oak Technology reserves the right to reject any or all Notices of Withdrawal that Oak Technology determines not to be in proper form or the acceptance of which may, in the opinion of Oak Technology's counsel, be unlawful. Oak Technology also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice of Withdrawal, and Oak Technology's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices of Withdrawal must be cured within the time as Oak Technology shall determine. Neither Oak Technology nor any other person is or will be obligated to give notice of any defects or irregularities in Notices of Withdrawal, and no person will incur any liability for failure to give any such notice.

     Important: The Notice of Withdrawal (or a facsimile copy of it) together with all other required documents, must be received by Oak Technology on or before the Expiration Date.

6.   ADDITIONAL DOCUMENTS TO READ.

     You should be sure to read the Offer to Exchange, dated August 15, 2001, and all documents referenced therein, before deciding whether or not to participate in the Offer.

7.   IMPORTANT TAX INFORMATION.

     You should refer to Section 13 of the Offer to Exchange, which contains important U.S. federal income tax information.



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